Exhibit 1.01

CONFLICT MINERALS REPORT OF XILINX, INC.
FOR THE YEAR ENDED DECEMBER 31, 2014
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding Xilinx’s plans to improve its due diligence processes and further mitigate the risk that necessary conflict minerals in products could benefit armed groups in the Covered Countries. Forward-looking statements involve risk and uncertainty. Except as required by law, Xilinx disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Introduction
This Conflict Minerals Report (“Report”) of Xilinx, Inc. (“Xilinx”) for calendar year 2014 is in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

Rule 13p-1 requires disclosure of certain information when a U.S. Securities and Exchange Commission (“SEC”) registrant manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, referred to as “conflict minerals,” are columbite-tantalite (coltan), cassiterite, wolframite, gold and their derivatives, which are limited to tantalum, tin, tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (“DRC”) or any country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).

Company Overview
Xilinx designs and develops programmable devices and associated technologies worldwide. In addition to its programmable platforms, Xilinx provides design services, customer training, field engineering and technical support. Xilinx’s due diligence covered two product categories that contain conflict minerals: i) Silicon Products (semiconductors), and ii) Development Systems Boards and Kits. Silicon Products, which include integrated circuits in the form of programmable logic devices, including programmable Systems on Chips and three dimensional integrated circuits, comprise the majority of our revenues. Our Development Systems Boards and Kits are designed to customize, streamline and accelerate development for market-specific applications of Xilinx programmable platforms.

As a “fabless” semiconductor company, Xilinx does not own or operate silicon wafer production facilities. Rather, we purchase our wafers from independent foundries including United Microelectronics Corporation, Taiwan Semiconductor Manufacturing Company Limited, and Samsung Electronics Co., Ltd. Our wafers are sorted by the foundry or independent sort subcontractors. Sorted die are assembled by subcontractors. We purchase most of our assembly and some of our test services from King Yuan Electronics Company in Taiwan, Siliconware Precision Industries Ltd. in Taiwan, and Amkor Technology, Inc. in Korea and the Philippines.

Reasonable Country of Origin Inquiry
Xilinx does not purchase raw ore or unrefined conflict minerals, and does no purchasing in the Covered Countries. Xilinx, as a purchaser, is many steps removed from the mining of the conflict minerals.

Xilinx’s reasonable country of origin inquiries were based on multi-industry initiatives with the smelters and refiners of conflict minerals who provide those conflict minerals to Xilinx’s suppliers or lower-tier suppliers. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Due Diligence Measures
In accord with Rule 13p-1, Xilinx undertook due diligence to seek to determine the source and chain of custody of conflict minerals necessary to the functionality or production of Xilinx’s Silicon Products and Development Systems Boards and Kits. Xilinx designed its due diligence measures to be in conformity, in all material respects, with the nationally and internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013) (“OECD Framework”) and related Supplements for each of the conflict minerals.

Xilinx’s due diligence measures included:

Step 1: Establish Strong Company Management Systems

•	We created a Conflict Minerals Policy and revised our Supplier Ethics and Compliance Policy to show our commitment to responsible sourcing in our supply chain.

•
We established an internal team to manage and oversee our conflict minerals due diligence efforts, with representatives from Supply Chain, Quality, Finance, Legal, Corporate Compliance, and Internal Audit.

Step 2: Identify and Assess Risks in Our Supply Chain

•	We evaluated our products and associated materials content to identify products that could contain conflict minerals.

•	The identified suppliers of such products were asked to provide conflict minerals sourcing information.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	We developed procedures for sending supply chain inquiries to our suppliers, reviewing their responses, and following up on incomplete or inconsistent responses.

•	We communicated our intent to discontinue sourcing from suppliers who do not meet our conflict minerals sourcing requirements.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

•	As we do not source conflict minerals directly from processing facilities, we rely on the published results of third-party audits to validate conflict mineral sourcing in our supply chain.

Step 5: Report on Supply Chain Due Diligence

•	We report our Form SD and Conflict Minerals Report to the SEC in accordance with requirements.

•	We publish our Conflict Minerals Policy, Form SD, and Conflict Minerals Report on our company website at http://www.xilinx.com/about/corporate-responsibilities.html

In conducting due diligence on our supply chain sourcing, we followed current industry guidelines under the Conflict Free Sourcing Initiative (“CFSI”) of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”). The CFSI’s Conflict Free Smelter Program (“CFSP”) enables companies to trace the mine of origin of conflict minerals. The CFSP audits smelters and refiners to ensure that all certified smelters and refiners only use the ore that are conflict free from the Covered Countries.

Specifically, Xilinx’s due diligence measures included the following:

•	Conducting a supply chain survey with identified in-scope direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template (CMRT Revision 3.01 or newer).

•
Requiring suppliers to provide smelter identification numbers in the CIDxxxxxx format, adopted in 2014, to identify the smelters and refiners who contribute necessary conflict minerals to Xilinx’s Silicon Products and Development Systems Boards and Kits.

•	Following up with suppliers on missing, incomplete, or inconsistent information in their submissions.

•
Comparing the smelters and refiners identified via the supply chain survey against the list of smelters and refiners which have received a “conflict free” designation under the CFSP lists for tantalum, tin, tungsten and gold.

Results of Due Diligence Performed
As a result of the due diligence measures described above for calendar year 2014, Xilinx determined in good faith that it is unable to determine the country of origin of the necessary conflict minerals or whether the necessary conflict minerals were from recycle or scrap sources.

Our Conflict Minerals Report is publicly available at http://www.xilinx.com/about/corporate-responsibilities.html

Due Diligence and Risk Mitigation Improvements
Since the end of 2013, we have monitored developments on best practices concerning conflict minerals, including participating in the Silicon Valley Conflict Minerals Forum. We intend to continue taking steps to improve due diligence and to further mitigate the risk that necessary conflict minerals in our products could benefit armed groups in the Covered Countries. These planned steps include:

•	Revising our Corporate Supplier Manual to require the maintenance of a responsible sourcing program.

•	Continuing to drive our suppliers to provide accurate and complete conflict mineral declarations annually.

•	Including reviews and assessments of supplier conflict minerals compliance as part of our supplier audits.

•	Working with our suppliers to require mandatory conflict-free mineral sourcing by calendar year 2017.

•	Improving our internal program management structure to support our supply chain due diligence.

Conflict Minerals Processing Facilities
The following table lists the smelters and refiners which, to the extent known, processed the necessary conflict minerals in our products, based upon responses to the supply chain survey from our in-scope suppliers for the period covered by this Report.

Metal	Smelter or Refiner Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd. *
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção *
Gold	Argor-Heraeus SA *
Gold	Asahi Pretec Corporation *
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *
Gold	Aurubis AG *
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB *
Gold	C. Hafner GmbH + Co. KG *
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation *
Gold	Cendres & Métaux SA
Gold	Chimet S.p.A. *
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation

Metal	Smelter or Refiner Name
Gold	Doduco
Gold	Dowa *
Gold	Eco-System Recycling Co., Ltd. *
Gold	FAGGI ENRICO SPA
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH *
Gold	Heraeus Ltd. Hong Kong *
Gold	Heraeus Precious Metals GmbH & Co. KG *
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd. *
Gold	Istanbul Gold Refinery *
Gold	Japan Mint *
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc *
Gold	Johnson Matthey Limited *
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *
Gold	JSC Uralelectromed *
Gold	JX Nippon Mining & Metals Co., Ltd. *
Gold	Kazzinc Ltd *
Gold	Kennecott Utah Copper LLC *
Gold	Kojima Chemicals Co., Ltd *
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L'azurde Company For Jewelry *
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc. *
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion *
Gold	Matsuda Sangyo Co., Ltd. *
Gold	Metalor Technologies (Hong Kong) Ltd *
Gold	Metalor Technologies (Singapore) Pte., Ltd. *
Gold	Metalor Technologies SA *
Gold	Metalor USA Refining Corporation *
Gold	METALURGICA MET-MEX PENOLES, S.A. DE C.V *
Gold	Mitsubishi Materials Corporation *
Gold	Mitsui Mining and Smelting Co., Ltd. *
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *
Gold	Navoi Mining and Metallurgical Combinat

Metal	Smelter or Refiner Name
Gold	Nihon Material Co. Ltd. *
Gold	Ohio Precious Metals, LLC *
Gold	Ohura Precious Metal Industry Co., Ltd *
Gold	OJSC Kolyma Refinery
Gold	OJSC Krastvetmet *
Gold	PAMP SA *
Gold	Pan Pacific Copper Co. LTD
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk *
Gold	PX Précinox SA *
Gold	Rand Refinery (Pty) Ltd *
Gold	Republic Metals Corporation *
Gold	Royal Canadian Mint *
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyería Platería SA *
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd *
Gold	Sichuan Tianze Precious Metals Co., Ltd *
Gold	Singway Technology Co., Ltd. *
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp. *
Gold	Sumitomo Metal Mining Co. Ltd. *
Gold	Tanaka Kikinzoku Kogyo K.K. *
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd *
Gold	Tokuriki Honten Co., Ltd *
Gold	Tongling nonferrous Metals Group Co.,Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda *
Gold	Umicore Precious Metals Thailand *
Gold	Umicore SA Business Unit Precious Metals Refining *
Gold	United Precious Metal Refining, Inc. *
Gold	Valcambi SA *
Gold	Western Australian Mint trading as The Perth Mint *
Gold	Yamamoto Precious Metal Co., Ltd. *
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *
Gold	Zijin Mining Group Co. Ltd *
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *
Tantalum	Conghua Tantalum and Niobium Smeltry *

Metal	Smelter or Refiner Name
Tantalum	Duoluoshan *
Tantalum	Exotech Inc. *
Tantalum	F&X Electro-Materials Ltd. *
Tantalum	Global Advanced Metals Aizu *
Tantalum	Global Advanced Metals Boyertown *
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch *
Tantalum	H.C. Starck Co., Ltd. *
Tantalum	H.C. Starck GmbH Goslar *
Tantalum	H.C. Starck GmbH Laufenburg *
Tantalum	H.C. Starck Hermsdorf GmbH *
Tantalum	H.C. Starck Inc. *
Tantalum	H.C. Starck Ltd. *
Tantalum	H.C. Starck Smelting GmbH & Co.KG *
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *
Tantalum	Hi-Temp Specialty Metals, Inc. *
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *
Tantalum	Jiujiang Tanbre Co., Ltd. *
Tantalum	KEMET Blue Metals *
Tantalum	KEMET Blue Powder *
Tantalum	King-Tan Tantalum Industry Ltd *
Tantalum	LSM Brasil S.A. *
Tantalum	Metallurgical Products India (Pvt.) Ltd. *
Tantalum	Mineração Taboca S.A. *
Tantalum	Mitsui Mining & Smelting *
Tantalum	Molycorp Silmet A.S. *
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *
Tantalum	Plansee SE Liezen *
Tantalum	Plansee SE Reutte *
Tantalum	QuantumClean *
Tantalum	RFH Tantalum Smeltry Co., Ltd *
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Solikamsk Magnesium Works OAO *
Tantalum	Taki Chemicals *
Tantalum	Tantalite Resources
Tantalum	Telex Metals *
Tantalum	Ulba Metallurgical Plant JSC *
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd *
Tantalum	Zhuzhou Cement Carbide *
Tin	Alpha *
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa *
Tin	CV Duta Putra Bangka

Metal	Smelter or Refiner Name
Tin	CV Gita Pesona
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting *
Tin	Dowa *
Tin	EM Vinto *
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd. *
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA *
Tin	Malaysia Smelting Corporation (MSC) *
Tin	Melt Metais e Ligas S/A *
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V. *
Tin	Mineração Taboca S.A. *
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur *
Tin	Mitsubishi Materials Corporation *
Tin	Nankang Nanshan Tin Manufactory Co., Ltd
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc. *
Tin	Operaciones Metalurgical S.A. *
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng *
Tin	PT ATD Makmur Mandiri Jaya *
Tin	PT Babel Inti Perkasa *
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya *
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry *
Tin	PT Belitung Industri Sejahtera *
Tin	PT BilliTin Makmur Lestari

Metal	Smelter or Refiner Name
Tin	PT Bukit Timah *
Tin	PT DS Jaya Abadi *
Tin	PT Eunindo Usaha Mandiri *
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Inti Stania Prima *
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima *
Tin	PT Panca Mega Persada *
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama *
Tin	PT Refined Bangka Tin *
Tin	PT Sariwiguna Binasentosa *
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa *
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Timah (Persero) Tbk Kundur *
Tin	PT Timah (Persero) Tbk Mentok *
Tin	PT Tinindo Inter Nusa *
Tin	PT Tommy Utama
Tin	PT Wahana Perkit Jaya *
Tin	PT Yinchendo Mining Industry
Tin	Rui Da Hung
Tin	Soft Metais, Ltda. *
Tin	Thaisarco *
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda. *
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd
Tin	Yunnan Tin Company, Ltd. *
Tungsten	A.L.M.T. Corp.
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp. *
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.

Metal	Smelter or Refiner Name
Tungsten	H.C. Starck Group
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Group Co
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *
Tungsten	Japan New Metals Co., Ltd. *
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd *
Tungsten	Wolfram Bergbau und Hütten AG *
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *
Tungsten	Xiamen Tungsten Co., Ltd *
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

* Denotes processing facilities that are compliant under the CFSP’s assessment and audit protocol.